Exhibit 16.1

Tel: 310-557-0300 Fax: 310-557-1777 www.bdo.com	515 S Flower St, 47th Floor Los Angeles, CA 90071

May 6, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on May 2, 2022, to be filed by LiveOne, Inc. We agree with the statements made in response to that Item insofar as they related to our firm.

Yours truly,

Los Angeles, California